UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
     Date of report (Date of earliest event reported):
June 12, 2007

PINNACLE AIRLINES CORP.

(Exact Name of Registrant as Specified in Charter)

(State or other jurisdiction of incorporation or organization) Delaware	(Commission File Number) 001-31898	(I. R. S. Employer Identification No.) 03-0376558

(Address of principal executive offices) 1689 Nonconnah Blvd, Suite 111 Memphis, TN	(Zip Code) 38132

     Registrant’s telephone number, including area code
(901) 348-4100

(Former name or former address, if changed since last report.)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On June 12, 2007, Pinnacle Airlines Corp. (the “Company”) entered into a Rule 10b5-1 Purchase Plan (the “Plan”) in order to purchase up to $30 million of the Company’s common stock (to be offset by amounts purchased prior to June 15, 2007) pursuant to the requirements of and in conformity with Rule 10b5-1 of the Securities Exchange Act of 1934. The Plan will allow the Company’s share repurchase program, which was announced on May 14, 2007, to continue even during periods in which the Company may be aware of material nonpublic information. Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) will execute the Plan beginning on June 15, 2007. Under the Plan, Merrill Lynch will purchase varying percentages of the maximum daily target volume of the Company’s common stock when the stock is trading at various price ranges. A copy of the Plan is attached as Exhibit 10.60 to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits.

Exhibit
Number	Description
10.60	Rule 10b5-1 Purchase Plan executed on June 12, 2007 between Pinnacle Airlines Corp. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PINNACLE AIRLINES CORP. (Registrant)
By:	/s/ Peter D. Hunt
Peter D. Hunt
Vice President and Chief Financial Officer

June 15, 2007